
               Transaction Details                              Three Months Ended September 30, 2000
                                                         Date                        Discount /
                                                       Recorded         Shares       Commission          Amount
Shares Issued for Compensation and Services
    Attorneys and Consultants                         See Pg. 2         932,109        n/a              $ 932.11
                                                                        --------                        --------
Issued for Loan Extension or In Lieu of Interest
    Byron Fry                                           25-Sep-00          1,323       n/a                     -
                                                                          ------                               -
Shares Sold to Investment Groups in
    a Private Placement
    ProVision Capital Funding
       Placement Nr. 14                                 06-Jul-00         25,000       4,995.00          4,995.00
       Placement Nr. 15                                 18-Jul-00         22,000       5,500.00          5,500.00
       Placement Nr. 16                                 19-Jul-00         60,536      15,500.00         15,500.00
       Placement Nr. 17                                 19-Jul-00         56,000      13,880.00         13,880.00
       Placement Nr. 18                                 30-Jul-00         68,750      14,205.00         14,205.00
       Placement Nr. 19                                 18-Sep-00          5,000       1,000.00          1,000.00
       Placement Nr. 20                                 28-Sep-00        152,125      18,862.50         18,862.50
       Placement Nr. 21                                 28-Sep-00        10,000       1,750.00          1,750.00
                                                                         -------      ---------         --------
                                                                        399,411      75,692.50         75,692.50
                                                                        --------     ----------        ---------
Shares Issued to Replace Debt
    Onjay Rabanni                                       30-Sep-00       125,000       n/a              50,000.00
                                                                        --------                       ---------
Exercised Stock Options                               See Pg. 2         300,000        n/a                (200.00)
                                                                        --------                          --------
Shares Issued As Collateral for Indebtednes
    ADCO Container                                    14-Aug-00        1,000,000       n/a               1,000.00
    Onjay Rabanni                                     30-Sep-00        (125,000)       n/a                (125.00)
    Reed Knight                                       18-Sep-00         100,000        n/a                100.00
                                                                        --------                          ------
                                                                        975,000        n/a                975.00
                                                                        --------                          ------
Individual Private Cash Sales to Qualified Investors
    Phillip Johnston                                  04-Aug-00       2,000,000        n/a            540,000.00
                                                                      ----------                      ----------
                                                                      2,000,000                       540,000.00
                                                                      ----------                      ----------
    Increase (Decrease ) in Issued Shares & Amount                    4,732,843              -        667,399.61
Shares & Amount Outstanding at Beginning of Quarter                  16,033,514              -      2,589,785.75
                                                                     -----------             --     ------------
Shares & Amount Outstanding at End of Period -
    Per the Financial Statements                                     20,766,357     $75,692.50       3,257,185.36
                                                                                    ===========
    Add (Deduct)
       Shares Held in Trust                                             377,517                                -
                                                                        --------                               -
Shares & Amount Outstanding Per Stock Records                        21,143,874                    $3,257,185.36
                                                                     ===========                   =============

    The common shares were issued in reliance on the exemption from registration provided by Section 4 (2) of the Securities Act of 1934 and the "Safe Harbor" of Regulation D, Rule 504.


               Transaction Details                              Three Months Ended September 30, 2000
                                                           Date                         Discount /
                                                         Recorded          Shares       Commission             Amount
Shares Issued for Compensation and Services
    Attorneys and Consultants
        Richard Wexler                                   13-Jul-00          30,000         n/a                $ 30.00
        Aslo Taylor                                      17-Jul-00           3,000         n/a                   3.00
        Brian Gard                                       17-Jul-00             666         n/a                   0.67
        Mae Walberg                                      17-Jul-00             108         n/a                   0.11
        Robert Heller                                    17-Jul-00           3,001         n/a                   3.00
        Robert Stone                                     17-Jul-00           3,333         n/a                   3.33
        Ann Taylor                                       25-Jul-00          30,000         n/a                  30.00
        Lon Taylor                                       25-Jul-00          90,000         n/a                  90.00
        European Equity & Guaranty Corp.                 27-Jul-00           5,000         n/a                   5.00
        Brandon Piddington                               14-Aug-00          25,000         n/a                  25.00
        Internet Opportunities LLC                       17-Aug-00         150,000         n/a                 150.00
        Kevin Leigh                                      17-Aug-00          12,000         n/a                  12.00
        Jeff Heileson                                    31-Aug-00          10,000         n/a                  10.00
        David K. Giles                                   18-Sep-00         100,000         n/a                 100.00
        Gary V. Heesch                                   18-Sep-00         100,000         n/a                 100.00
        Marcus Sanders                                   22-Sep-00          10,000         n/a                  10.00
        Lawrence Davies                                  26-Sep-00          60,000         n/a                  60.00
        Lawrence Davies                                  26-Sep-00         300,000         n/a                 300.00
                                                                           -------                              ------
                                                                           932,108                            $ 932.11
Exercised Stock Options
    Officers & Directors

        David Giles - Adjustment to 4/6 option           01-Jul-00               -          -                 (500.00)
        Internet Opportunities LLC                       17-Aug-00         180,000         n/a                 180.00
        Brenda Greer                                     31-Aug-00         100,000         n/a                 100.00
        Pipeline Capital                                 14-Sep-00          20,000         n/a                  20.00
                                                                           -------                              ------
                                                                           300,000                          $ (200.00)